UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2015

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-13779	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza
New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 21, 2015, W. P. Carey Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), in connection with the public offering (the “Offering”) by the Company of $450 million aggregate principal amount of the Company’s 4.000% Senior Notes due 2025 (the “Senior Notes”).

The Offering is being made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-194389), filed with the Securities and Exchange Commission on March 7, 2014; (ii) a preliminary prospectus supplement relating to the Senior Notes, dated as of January 21, 2015; and (iii) a final prospectus supplement relating to the Senior Notes, dated as of January 21, 2015.

The Company intends to use the net proceeds from the Offering to repay amounts outstanding under its senior unsecured credit facility, to fund potential future acquisitions and for general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, as well as certain customary indemnification provisions with respect to the Company and the Underwriters relating to certain losses or damages arising out of or in connection with the consummation of the Offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Supplemental Indenture

On January 26, 2015, the Company consummated the offering of the Senior Notes.  The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014, between the Company and U.S. Bank National Association, as trustee (the “Base Indenture”), as supplemented and amended by a supplemental indenture thereto, dated as of January 26, 2015 (the “Third Supplemental Indenture”).  The Base Indenture and the Third Supplemental Indenture are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

The foregoing descriptions of the Senior Notes, the Base Indenture and the Second Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, are qualified in their entirety by reference to Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01.        Other Events.

On January 21, 2015, the Company issued a press release related to the pricing of the Senior Notes. The foregoing description is qualified in its entirety by reference to the pricing press release, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated January 21, 2015, by and among W. P. Carey Inc. and Wells Fargo Securities, LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule 1 thereto.

4.1

Indenture, dated March 14, 2014, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of W. P. Carey Inc.’s Current Report on Form 8-K filed March 14, 2014).

4.2	Third Supplemental Indenture, dated January 26, 2015, by and between W. P. Carey Inc., as issuer, and U.S. Bank National Association, as trustee.
4.3	Form of Note representing $450 Million Aggregate Principal Amount of 4.000% Senior Notes due 2025.
5.1	Opinion of DLA Piper LLP (US) regarding the validity of the Senior Notes.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
99.1	Pricing Press Release, dated January 21, 2015, issued by W. P. Carey Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: January 26, 2015	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer